EXHIBIT 16(17)(IV)

DEAN FAMILY OF FUNDS

SPECIAL MEETING OF SHAREHOLDERS

March [19], 2007

PROXY SOLICITED BY THE BOARD OF TRUSTEES

The undersigned, revoking all previous proxies, if any, with respect to the Shares (defined below), hereby appoints Debra E. Rindler and Heather Bonds as proxies, each with full power of substitution, to vote at the Special Meeting of Shareholders (the "Special Meeting") of the Dean Family of Funds (the "Trust") with respect to the Dean Large Cap Value Fund, the Dean Balanced Fund, the Dean Small Cap Value Fund and the Dean International Fund, (each a “Dean Fund” and collectively, the “Dean Funds), each a series of the Trust, will be held on March [19], 2007, at 9:30 a.m. Eastern Time at Fifth Third Center, 110 N. Main Street, Suite 1800, Dayton, Ohio 45402, and any adjournments or postponements thereof, all shares of beneficial interest ("Shares") on the proposals set forth on the reverse, as well as any other matters properly brought before the Special Meeting.

This proxy is solicited on behalf of the Trust’s Board of Trustees, and may be revoked prior to its exercise by filing with the Secretary of the Trust an instrument revoking this proxy or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting.

THIS PROXY WILL, WHEN PROPERLY EXECUTED, BE VOTED AS DIRECTED HEREIN BY THE SIGNING SHAREHOLDER(S). IF NO CONTRARY DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THIS PROXY WILL BE VOTED FOR THE FOREGOING PROPOSAL AND WILL BE VOTED IN THE APPOINTED PROXIES' DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

FUND NAME – POSITION C

Vote on Proposal

THE BOARD OF TRUSTEES OF DEAN FAMILY OF FUNDS RECOMMENDS A VOTE FOR THE PROPOSAL TO:

1.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Dean Large Cap Value Fund to the Unified Dean Large Cap Value Fund in exchange for shares of the Unified Dean Large Cap Value Fund and the subsequent liquidation of the Dean Large Cap Value Fund:

☐ For	☐ Against	☐ Abstain
2.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Dean Balanced Fund to the Unified Dean Large Cap Value Fund in exchange for shares of the Unified Dean Large Cap Value Fund and the subsequent liquidation of the Dean Balanced Fund:

☐ For	☐ Against	☐ Abstain
3.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Dean Small Cap Value Fund to the Unified Dean Small Cap Value Fund in exchange for shares of the Unified Dean Small Cap Value Fund and the subsequent liquidation of the Dean Small Cap Value Fund:

☐ For	☐ Against	☐ Abstain
4.

Approve the Agreement and Plan of Reorganization providing for the transfer of the assets and liabilities of the Dean International Fund to the Unified Dean International Fund in exchange for shares of the Unified Dean International Fund and the subsequent liquidation of the Dean International Fund:

☐ For	☐ Against	☐ Abstain

PLEASE CAST YOUR VOTE ON THE REVERSE SIDE, THEN SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED, POSTAGE-PAID ENVELOPE

The undersigned acknowledges receipt with this Proxy of a copy of the Notice of Special Meeting of Shareholders and the Proxy Statement/Prospectus of the Unified Series Trust. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy. If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

Signature (Please sign within the box)	Date

Signature (Joint Owners):	Date

VOTE BY MAIL

Mark, sign and date your proxy card and return it I the postage-paid envelope we have provided or return it to the Dean Family of Funds, c/o the Funds' at: The Altman Group, PO Box 238, Lyndhurst, NJ 07021-9902